Exhibit 10.7

FRONTIER BEVERAGE COMPANY, INC.

DEMAND PROMISSORY NOTE

May 12, 2010

FRONTIER BEVERAGE COMPANY, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to TIMOTHY BARHAM, an individual residing in the state of Tennessee (the "Holder") the sum of any and all advances made to the Company as recorded on Exhibit 1 together with interest on the outstanding principal balance remaining unpaid from time to time until paid at six percent (6%) per annum.

1.	Principal and Interest Payments.

(a)           The then unpaid principal amount of this Note shall be due and payable in full on demand by the Holder (the " Maturity Date").

(b)           All payments made hereunder shall apply first to accrued interest and the reminder, if any, to reduction of principal as permitted herein.

(c)           The Company has the option to pay the principal amount of this Note plus any accrued but unpaid interest at any time prior to the Maturity Date.

2.	Events of Default.

The occurrence of any events or conditions described in this Section shall constitute an event of default by the Company hereunder:

(a)           By failing to make any payments of principal or interest on any amount due hereunder when due.

(b)           By filing a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal, or foreign, now or hereafter existing; by entering into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; by applying for or permitting the appointment by consent or acquiescence of a receiver, custodian or trustee of the Company for all or a substantial part of its property; by making an assignment for the benefit of creditors; or being unable or failing to pay its debts generally as such debts become due, or by admitting, in writing, its inability or failure to pay its debts generally as such debts become due.

(c)           By having an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing, filed against the Company; by suffering the involuntary appointment of a receiver, custodian or trustee of the Company or for all or a substantial part of its property or an action for such appointment shall be commenced against the Company; or suffering the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Company or an action seeking the issuance of such a warrant, execution or similar process shall be commenced against the Company.

(d)           By having one or more judgments or decrees entered against the Company involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000 or more and the same is not stayed, fully bonded off or cured within ten (10) days thereafter.

3.           Attorney's Fees. If an attorney is employed by the Holder to enforce, defend or interpret any provisions of this instrument, the Company agrees to pay a reasonable attorney's fee for the attorney's services, including all costs of collection.

4.          Entire Agreement. This note and any other documents expressly identified herein constitute the entire understanding of the parties with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Company and Holder.

5.     Governing Law and Venue. The Company acknowledges and agrees that irrespective of where executed; this note shall be construed in accordance with the laws of the State of Tennessee.

6.           Miscellaneous. This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

No provision of this Note shall alter or impair the absolute and unconditional obligation of the Company to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the daund-year first above written.

FRONTIER BEVERAGE COMPANY, INC. BY: /s/ Terry Harris, President Terry Harris, President

EXHIBIT 1

SCHEDULE OF ADVANCES UNDER PROMISSORY NOTE

DATE	ACTION	AMOUNT	OUTSTANDING PRINCIPAL BALANCE	MAKER'S INITIAL

05/12/10	Advance	$120,000	$120,000